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                                                                    Exhibit 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference and the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 14, 1997 appearing on page F2 of Cable Car Beverage Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, which report also appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the headings "CABLE CAR BEVERAGE CORPORATION--Summary Historical Financial Data," "THE SPECIAL MEETING--General" and "EXPERTS" in such Proxy Statement/Prospectus.



PRICE WATERHOUSE LLP

Denver, Colorado
October 20, 1997





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